--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            ------------------------

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant [X]
Filed by a party other than registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement                [ ] Confidential, for Use of the Commission
[X] Definitive proxy statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule
    14a-11(c) or Rule 14a-12

                           THE NAVIGATORS GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
                            ------------------------
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:
                            ------------------------

     It is anticipated that this Proxy Statement and a related form of proxy will first be delivered to security holders on or around May 3, 1999.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           THE NAVIGATORS GROUP, INC.
                               123 WILLIAM STREET
                            NEW YORK, NEW YORK 10038

                            ------------------------

                         ANNUAL MEETING -- MAY 27, 1999
                            ------------------------

To the Stockholders of The Navigators Group, Inc.:

     You are cordially invited to attend the Annual Meeting of your Company to be held at 11:00 a.m. on Thursday, May 27, 1999 at the India House, One Hanover Square, New York, New York 10004.

     A report of the Company's current affairs will be presented at the Meeting and Stockholders will have an opportunity for questions and comments.

     You are requested to sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

     We are grateful for your assistance and express our appreciation in advance.

                                          Sincerely yours,

                                          Terence N. Deeks
                                          Chairman, President and
                                          Chief Executive Officer

April 30, 1999

                           THE NAVIGATORS GROUP, INC.
                               123 WILLIAM STREET
                            NEW YORK, NEW YORK 10038
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1999
                            ------------------------

To the Stockholders of The Navigators Group, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of The Navigators Group, Inc. (the "Company"), a Delaware corporation, will be held at the India House, One Hanover Square, New York, New York, on Thursday, May 27, 1999, at 11:00 a.m., E.S.T., for the following purposes:

     (1) To elect seven (7) directors to serve until the year 2000 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

     (2) To ratify the appointment by the Company's Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on the financial statements for 1999; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on April 15, 1999, has been fixed by the Board of Directors as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at such date will be entitled to vote. A list of stockholders will be open to examination by stockholders during ordinary business hours for a period of ten
(10) days prior to the meeting at the offices of the Company, 123 William Street, New York, New York 10038.

                                          By Order Of The Board Of Directors

                                          Bradley D. Wiley, Secretary

New York, New York
April 30, 1999

                                   IMPORTANT

     If you do not plan to attend this meeting, please sign and return the enclosed proxy. No postage is required if mailed in the United States. PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                           THE NAVIGATORS GROUP, INC.
                               123 WILLIAM STREET
                            NEW YORK, NEW YORK 10038
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     The accompanying form of proxy is solicited on behalf of the Board of Directors (the "Board") of The Navigators Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the Company's stockholders or any adjournment thereof. The persons named in the form of proxy have been designated as proxies by the Company's Board of Directors. Such persons are officers of the Company. Any stockholder desiring to appoint some other person to represent him at the Meeting may do so either by inserting such person's name in the blank space provided in the enclosed form of proxy, or by completing another form of proxy and, in either case, delivering the completed proxy to the Secretary of the Company at the address indicated above, before the time of the Meeting. It is the responsibility of the stockholder appointing some other person to represent him to inform such person of his appointment. The Company has first mailed these proxy materials to holders ("Stockholders") of shares of Common Stock, $.10 par value per share (the "Common Stock"), on or about May 3, 1999. The Company's executive offices are located at 123 William Street, New York, New York 10038.

     The proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's seven
(7) nominees for election as directors and in favor of Proposal 2. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of April 15, 1999, the record date, consisted of 8,424,070 shares of Common Stock, held by approximately 100 holders of record, with each share of Common Stock entitled to one vote. Only Stockholders of record at the close of business on April 15, 1999, are entitled to vote at the Meeting. The closing price of the Common Stock on April 22, 1999 was $14.13.

     A copy of the Company's Annual Report for the year ended December 31, 1998, is being mailed to Stockholders simultaneously herewith. The financial statements of the Company for the year ended December 31, 1998, and the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in such Annual Report, are specifically incorporated herein by reference and made a part hereof.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide for the Company to have not less than three nor more than twenty-one directors. Management proposes the election of the seven nominees named below to constitute the entire Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors shall be duly elected and shall qualify. Each of the nominees is currently a director of the Company. In the event any nominee named below is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominees that the Board may designate, unless the Board has taken prior action to reduce its membership.

                                                             POSITION WITH THE      FIRST BECAME
NAME                                                 AGE          COMPANY            A DIRECTOR
----                                                 ---    -------------------    --------------
Terence N. Deeks...................................  59     Chairman, President         1982
                                                              and CEO
Robert M. DeMichele................................  54     Director                    1983
Leandro S. Galban, Jr..............................  64     Director                    1983
Marc M. Tract......................................  39     Director                    1991
William D. Warren..................................  63     Director                    1996
Robert F. Wright...................................  73     Director                    1993
Howard M. Zelikow..................................  65     Director                    1999

     Terence N. Deeks is the Company's founder. He has been Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1982, and is chairman and a director of several of the Company's wholly owned subsidiaries including Navigators Insurance Company ("Navigators Insurance") and NIC Insurance Company ("NIC"). Mr. Deeks has been engaged in the property and casualty insurance business since 1957.

     Robert M. DeMichele has been President and Chief Executive Officer of Lexington Global Asset Managers, Inc. since 1995. Mr. DeMichele has been Chairman of the Board and Chief Executive Officer of Lexington Management Corporation ("LMC") since 1981. From 1985 to 1995, Mr. DeMichele served as President of The Insurance Corporation of New York ("ICNY"). ICNY is a Stockholder of the Company and is a wholly owned subsidiary of Chartwell Re Corporation ("Chartwell"). Mr. DeMichele is a director of Chartwell, Lexington Global Asset Managers, Inc. and Vanguard Cellular Systems, Inc.

     Leandro S. Galban, Jr. has been employed by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") since 1977, and prior thereto for a predecessor company of DLJ from 1958 to 1977. Since 1990, Mr. Galban has served as a Managing Director and Principal of DLJ.*

     Marc M. Tract has been a partner of the law firm of Rosenman & Colin LLP since 1994. Mr. Tract was a partner of the law firm of Kroll & Tract from 1990 to 1994. Rosenman & Colin has been counsel to the Company since 1994.*+

     William D. Warren had been Vice Chairman of General Reinsurance Corporation during 1997 until his retirement that same year. From 1989 until December 1996, Mr. Warren served as Chairman, President and Chief Executive Officer of National Re Corporation.*

     Robert F. Wright has been President and CEO of Robert F. Wright Associates, Inc. since 1988. Mr. Wright was a partner of the public accounting firm of Arthur Andersen & Co. from 1960 to 1988. He is a director of Deotexas Inc., Hanover Direct, Quadlogic Controls Corp., U.S. Timberlands Company L.P. and Universal American Financial Corp.*+

     Howard M. Zelikow has been Managing Director of Kayne Anderson Investment Management, Inc. since 1988. Mr. Zelikow is a director of Financial Security Assurance Holdings Ltd., Queensway Financial Holdings Limited and The Right Start, Inc.
---------------
* Member of the Compensation Committee.

+ Member of the Audit Committee.

     The current non-director executive officers of the Company named in the Summary Compensation Table below, are as follows:

NAME                                                AGE                   POSITION
----                                                ---    --------------------------------------
Bradley D. Wiley..................................  45     Senior Vice President, Chief Financial
                                                             Officer and Secretary
Salvatore A. Margarella...........................  49     Vice President and Treasurer

     Bradley D. Wiley has been Senior Vice President, Chief Financial Officer and Secretary of the Company since December 1996 and of its insurance subsidiaries since 1997. Prior thereto, Mr. Wiley was Senior Vice President and Chief Financial Officer of Christiania Re Corp. and its wholly owned subsidiary, Christiania General Insurance Corp., from 1992 until 1996. Mr. Wiley is a director of Navigators Insurance and NIC.

     Salvatore A. Margarella has been Vice President and Treasurer of the Company since March 1997 and prior thereto he was Controller of the Company since its inception. Mr. Margarella has been Vice President and Treasurer of Navigators Insurance since 1987 and NIC since 1989, and is a director of Navigators Insurance and NIC.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, reported to the Company as of April 15, 1999, of Common Stock (i) by each person who holds of record or is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each of the Company's current directors and nominees for directors, (iii) by each of the executive officers named in the Summary Compensation Table below, and (iv) by all directors and executive officers as a group. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned by the persons named as owners.

                                                               NUMBER       PERCENTAGE
                                                                 OF        OWNERSHIP OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES      COMMON STOCK
------------------------------------                          ---------    ------------
Terence N. Deeks(1).........................................  3,884,836        45.8%
  123 William Street
  New York, New York 10038
Marc M. Tract(2)............................................    987,296        11.7%
  575 Madison Avenue
  New York, New York 10022
The Insurance Corporation of New York(3)....................    814,700         9.7%
  Four Stamford Plaza
  P.O. Box 120043
  Stamford, Connecticut 06912-0043
Brian R. Deans (4)..........................................     10,000           *
Robert M. DeMichele(5)......................................     47,410           *
Leandro S. Galban, Jr.(6)...................................     20,610           *
Russell J. Johnson (4)......................................     23,000           *
William D. Warren...........................................      2,070           *
Bradley D. Wiley(7).........................................     15,125           *
Robert F. Wright............................................      6,070           *
Howard M. Zelikow(8)........................................      9,198           *
All current directors and officers as a
  group(1)(2)(4)(5)(6)(7)(8)................................  4,431,709        51.8%

---------------
 *  Less than 1%.

(1) Includes options to purchase 66,250 shares of Common Stock at exercise prices between $14.50 and $28.00 per share. Also includes 590,836 shares considered beneficially owned by Mr. Deeks which are held under several instruments of trust for the benefit of Mr. Deeks' minor children. Excludes 393,490 shares which are held under certain other instruments of trust for the benefit of Mr. Deeks' non-minor children. Mr. Deeks disclaims beneficial ownership of all shares held in trust for the benefit of his children.

(2) Includes 984,326 shares held as trustee under several instruments of trust for the benefit of Mr. Deeks' children of which 590,836 shares are included in Mr. Deeks' shares listed above.

(3) The shares owned by ICNY may be deemed to be beneficially owned by its immediate and intermediate parent companies, Chartwell Reinsurance Company, Chartwell Re Holdings Corporation and Chartwell.

(4) Consists of options to purchase shares of Common Stock at exercise prices between $14.25 and $34.00.

(5) Excludes 165,000 shares owned by clients of Lexington Global Asset Managers, Inc., for which Mr. DeMichele serves as Director and President. Mr. DeMichele disclaims beneficial ownership of such shares.

(6) Includes 1,350 shares held by Mr. Galban's son and 150 shares held by Mr. Galban's wife.

(7) Includes options to purchase 1,875 shares of common stock at an exercise price of $17.00 per share.

(8) Includes 1,300 shares held by Mr. Zelikow's wife and 1,398 shares held as trustee pursuant to a trust for the benefit of certain family members. Excludes 277,839 shares held by managed accounts of a registered investment advisor affiliate of Kayne Anderson Investment Management, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a consulting agreement with Robert F. Wright Associates, Inc., of which Mr. Wright, a director of the Company, is the President. The consulting agreement provides for an annual consultation fee of $26,000 to be paid to Robert F. Wright Associates, Inc. for certain consulting services provided by Mr. Wright in conjunction with his director's responsibilities. Mr. Wright is a member of the Audit, Compensation, Finance and Nominating Committees.

     The Company also has a consulting agreement with William D. Warren, pursuant to which Mr. Warren provides certain consulting services to the Company in conjunction with his director's responsibilities. Mr. Warren's consulting agreement provides for an annual consultation fee of $25,000. Mr. Warren is a member of the Compensation and Executive Committees.

     Navigators Insurance has an investment management agreement with LMC, pursuant to which LMC provides investment management services. Robert M. DeMichele, a director of the Company, is Chairman of the Board and Chief Executive Officer of LMC and is President and Chief Executive Officer of Lexington Global Asset Managers, Inc., of which LMC is a wholly owned subsidiary. Mr. DeMichele is also a director of Chartwell, a Stockholder of the Company. Chartwell's wholly owned subsidiary, ICNY which is also a Stockholder of the Company, is a member of several of the insurance pools managed by a subsidiary of the Company. Mr. DeMichele is a member of the Finance Committee.

     Management believes that the terms of the consulting agreements and the investment management agreement are no less favorable to the Company and Navigators Insurance than those which could be obtained from unaffiliated third parties. Management further believes that all other transactions with affiliated companies have in the past and will in the future be on fair and equitable terms no less favorable than the Company and Navigators Insurance could obtain in arm's length transactions with unaffiliated third parties.

     Terence N. Deeks and a member of his family own in the aggregate 97% of Somerset Insurance Limited, a Bermuda corporation ("Somerset Bermuda"), with the remaining 3% being owned by various investors. Somerset Bermuda reinsures a member of the pools managed by a subsidiary of the Company. Mr. Deeks is a member of the Company's Executive and the Finance Committees.

     Marc M. Tract is both a director of the Company as well as a partner of Rosenman & Colin LLP. Rosenman & Colin LLP has served as counsel to the Company since August 1994. Mr. Tract serves as trustee under several instruments of trust for the benefit of Mr. Deeks' children. Mr. Tract is a member of the Audit, Compensation and Nominating Committees.

BOARD OF DIRECTORS

     The Board of Directors of the Company held four meetings in 1998. No directors attended or participated in fewer than 75 percent of the meetings of the Board and meetings of the committees of the Board during 1998, except that Mr. Tract attended 50% of the Audit Committee meetings.

     The Board's Compensation Committee oversees the Company's compensation and benefit policies and programs, including the stock option and stock appreciation rights plans of the Company and the annual salaries and annual incentive plan for selected officers. During 1998, the Compensation Committee held one meeting. The members of the Compensation Committee are Leandro S. Galban, Jr., Marc M. Tract, William D. Warren and Robert F. Wright.

     The Board's Audit Committee recommends the selection of independent Certified Public Accountants and reviews the scope and results of independent or internal audits. During 1998, the Audit Committee held two meetings. The members of the Audit Committee are John F. Knight (retired from the Board and Audit Committee in April 1999), Marc M. Tract and Robert F. Wright.

     The Board's Nominating Committee recommends nominees for election to the Company's Board of Directors. The Nominating Committee met once during 1998. The members of the Nominating Committee are Marc M. Tract and Robert F. Wright.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following Summary Compensation Table sets forth compensation paid by the Company for each of the years in the three-year period ended December 31, 1998 to the Chairman, President and Chief Executive Officer of the Company and to each of the four other most highly paid executive officers of the Company or its subsidiaries (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                         ANNUAL COMPENSATION    ---------------------
                                         -------------------    SECURITIES UNDERLYING     ALL OTHER
                                          SALARY      BONUS         OPTIONS/SARS         COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR      ($)         ($)               (#)                 ($)
---------------------------      ----    --------    -------    ---------------------    ------------
Terence N. Deeks...............  1998    $358,348    $    --            5,000              $69,542(1)
  Chairman, President and        1997     400,000     30,000               --               69,144(1)
  Chief Executive Officer        1996     400,000    327,357               --               69,252(1)
Michael J. Abdallah............  1998     290,008         --            7,500               66,906(2)
  Senior Vice President          1997     250,000    100,000               --               95,960(2)
  (resigned February 1999)       1996      92,951    227,322           50,000                   --
Bradley D. Wiley...............  1998     206,250     40,000            7,500                   --
  Senior Vice President, CFO     1997     197,500     50,000           20,000                   --
  and Secretary                  1996      28,817         --           30,000                   --
Russell J. Johnson.............  1998     150,210     40,000               --                   --
  Senior Vice President          1997     130,700     40,000           10,000                   --
  of Somerset Marine, Inc.       1996     108,500     28,000               --                   --
Brian R. Deans.................  1998     144,494     20,000               --                   --
  President of Somerset          1997     132,667     30,000               --                   --
  Insurance Services of          1996     128,500     27,174               --                   --
  California, Inc.

---------------
(1) Represents the life insurance premiums paid by the Company for the benefit of Mr. Deeks.

(2) Represents reimbursement primarily for relocation expenses and taxes.

EMPLOYMENT AGREEMENTS

     The Company had entered into an agreement with Michael J. Abdallah providing for his employment. Mr. Abdallah left the Company in February 1999.

     The Company has entered into an agreement with Bradley D. Wiley. Mr. Wiley's agreement generally provides that if the Company terminates Mr. Wiley's employment following a change in control for reasons other than cause, including certain circumstances in the event of a constructive discharge, Mr. Wiley will be entitled to receive an amount equal to 150% of his base salary along with certain other benefits.

     The Company has entered into an agreement with Salvatore A. Margarella providing for his employment. In general, Mr. Margarella's agreement provides for the continuation of his base salary for one year if he were terminated by the Company without cause.

STOCK OPTIONS

     The following table contains information concerning the grant of options under the Company's stock option plans to each of the Named Executive Officers during the year ended December 31, 1998. For a description of the Company's stock option plans, see "Stock Option Plans" included herein.

                           OPTION/SAR GRANTS IN 1998

                                                                                       POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                        -----------------------------------------------------------           ANNUAL
                         NUMBER OF      PERCENT OF TOTAL                               RATES OF STOCK PRICE
                         SECURITIES       OPTIONS/SARS                                     APPRECIATION
                         UNDERLYING        GRANTED TO       EXERCISE                    FOR OPTION/SAR TERM
                        OPTIONS/SARS      EMPLOYEES IN        PRICE      EXPIRATION    ---------------------
NAME                    GRANTED (#)       FISCAL YEAR       ($/SHARE)       DATE        5%($)       10%($)
----                    ------------    ----------------    ---------    ----------    --------    ---------
Terence N. Deeks......     5,000                6%            17.00        3/1/08       53,450      135,450
Michael J. Abdallah...     7,500                9%            17.00        3/1/08       80,175      203,175
Bradley D. Wiley......     7,500                9%            17.00        3/1/08       80,175      203,175
Russell J. Johnson....        --               --                --            --           --           --
Brian R. Deans........        --               --                --            --           --           --

---------------

     The following table sets forth information for each of the Named Executive Officers with respect to the value of options/SARs exercised during the year ended December 31, 1998 and the value of outstanding and unexercised options/SARs held as of December 31, 1998, based upon the market value of the Common Stock of $15.50 per share on December 31, 1998.

                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                    AND DECEMBER 31, 1998 OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                                                              DECEMBER 31, 1998(#)          DECEMBER 31, 1998($)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
Terence N. Deeks.........       6,000          16,500        65,000          5,000         50,000           --
Michael J. Abdallah......          --              --        25,000         32,500             --           --
Bradley D. Wiley.........          --              --        25,000         32,500             --           --
Russell J. Johnson.......       3,750          10,781        24,875          5,625         10,000           --
Brian R. Deans...........          --              --        11,875            625          6,250           --

COMPENSATION OF DIRECTORS

     Directors of the Company who are not officers or employees of the Company or any of its subsidiaries, are paid a retainer of $2,000 per quarter, an additional $1,000 for attending each of four quarterly meetings of the Board, and the number of shares of unregistered Common Stock that is equivalent to a cash payment of $12,000 based on the market price of the stock at the end of the year.

STOCK OPTION PLANS

     The Company has adopted two stock option plans which allow for the grant to key employees of the Company, its subsidiaries and affiliates, options to purchase an aggregate of 900,000 shares of Common Stock. The Company filed a Form S-8/S-3 Registration Statement relating to the aggregate of the 900,000 shares of Common Stock which may be issued upon the exercise of options granted or that may be granted under these two plans, an incentive stock option plan and a non-qualified stock option plan (the "Stock Option Plans").

     The Stock Option Plans are administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee approves the persons to receive options, option prices, dates of grant and vesting periods. No option may extend longer than ten years. The Stock Option Plans require that all options granted shall be at exercise prices not less than 90% of the fair market value of the Common Stock on the date of the grant, as such value is determined by the Compensation Committee. The options vest at the rate of 25% per year.

     The Company has adopted a phantom stock appreciation rights plan (the "SAR Plan") which allows for the grant to key employees of the Company and its affiliates of up to 300,000 stock appreciation rights. The Compensation Committee administers the SAR Plan and approves the key employees who will receive grants of the rights. The SAR Plan includes a vesting schedule similar to that of the Stock Option Plans, with the rights generally becoming 100% vested four years from the date of the grant. Upon exercise of a stock appreciation right, the key employee is entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock at the exercise date and the exercise price (which shall not be less than 90 percent of the fair market value of the Common Stock at the date of grant).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Galban, Tract, Warren and Wright. Please refer to "Certain Relationships and Related Transactions" contained herein as such section relates to the members of the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Compensation Committee is charged, among other things, to make periodic reviews of the Company's compensation arrangements and to make recommendations to the Board of Directors with respect to such arrangements.

     The principal objectives of the Committee's compensation policies are to attract and retain qualified executives and to provide incentives for such executives to enhance the profitability and growth of the Company and thus enhance Stockholder value. The executive compensation program consists principally of base salaries, an annual incentive plan, two stock option plans and a phantom stock appreciation rights plan. The following describes components of the Company's executive compensation program for the fiscal year ended December 31, 1998 and the related factors considered by the Committee in determining compensation.

     BASE SALARIES. Base salaries were determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies.

     ANNUAL INCENTIVE PLAN. The Company's annual incentive plan consists principally of bonus payments based on the following factors, subject to a maximum bonus amount for each officer or key employee specified as a percentage of his or her base salary: (i) return on capital; (ii) underwriting results; and
(iii) subjective evaluation. Officers and key employees are grouped into three categories for the purposes of annual incentive awards, with compensation of the executive officers of the Company tied exclusively to return on capital and subjective evaluation. The portion of the officer or key employee's maximum bonus amount attributable to the return on capital factor is determined by reference to an incremental scale, with such officer or key employee becoming eligible for the maximum bonus amount if a 20% return on capital is achieved. The factors to be considered in determining the maximum bonus amounts and the relative weighting of such factors are subject to revision.

     The objectives of the annual incentive plan are to reward executives and key employees based on performance measures that are recognized within the industry and among investors as being key measures of success. The Committee believes its annual incentive plan is typical within the industry and permits management to adjust the goals annually to reflect the competitive environment. In addition, by aligning the financial interests of the Company's executives and key employees with those of the Company's Stockholders, the annual incentive plan is intended to be directly related to the creation of value for Stockholders of the Company.

     STOCK OPTION PLANS AND STOCK APPRECIATION RIGHTS PLAN. The Company has adopted two stock option plans and a stock appreciation rights plan which allow for the grant to key employees of stock options and stock appreciation rights which generally vest over four years. The number of shares of Common Stock subject to an executive's stock option grant and stock appreciation rights grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's Stockholders, these equity-based awards are intended to be directly related to the creation of value for Stockholders of the Company. The deferred vesting provisions are designed to create an incentive for an individual executive to remain with the Company.

     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Committee reviewed the 1998 compensation levels of Terence N. Deeks, Chairman, President and Chief Executive Officer of the Company, within the context of industry information regarding chief executive officers with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. The Committee also considered local market conditions and job performance, as well as the significant ownership position of Mr. Deeks. For 1998, Mr. Deeks received from the Company a base salary of $350,000 per annum and no annual incentive compensation payments. Mr. Deeks was granted 5,000 stock options in 1998.

     Under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, effective in 1994, annual compensation in excess of $1.0 million paid to the chief executive officer or any of the four other highest compensated officers of any publicly held corporation will not be deductible in certain circumstances. Generally, "performance-based" compensation, as defined in
Section 162(m), is not subject to the limitation if certain requirements are satisfied. No executive officer's compensation was subject to the limitation of
Section 162(m) in 1998. The Compensation Committee intends to structure the Company's annual incentive plan and any stock-based compensation for executive officers so that such compensation qualifies as performance-based compensation under Section 162(m).

Submitted by the Compensation Committee:
     Leandro S. Galban, Jr.
     Marc M. Tract
     William D. Warren
     Robert F. Wright

FIVE-YEAR PERFORMANCE GRAPH

     The comparison of Five-Year Cumulative Returns among the Company, Standard & Poor's 500 Index ("S&P 500 Index") and the S&P Property & Casualty Insurance Index ("Insurance Index") listed companies is as follows:

                          TOTAL RETURN TO SHAREHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)

                                                                                                          INSURANCE (PPTY-CAS)-
                                                  NAVIGATORS GROUP INC            S&P 500 INDEX                    500
                                                  --------------------            -------------           ---------------------
Dec 93                                                      100                         100                         100
Dec 94                                                    45.19                      101.32                       104.9
Dec 95                                                    54.94                       139.4                      142.02
Dec 96                                                    56.88                       171.4                      172.58
Dec 97                                                    58.54                      228.59                      251.04
Dec 98                                                    48.31                      293.91                      233.59

     The Stock Performance Graph, as presented above, which was prepared with the aid of independent consultant Standard & Poor's Compustat, a division of McGraw-Hill, Inc., reflects the cumulative return on the common stocks of the Company, S&P 500 Index and the Insurance Index, respectively, assuming an original investment in each of $100 on December 31, 1993 (the "base") and reinvestment of dividends to the extent declared. Cumulative returns for each fiscal year subsequent to 1993 are measured as a change from this base.

                                 PROPOSAL NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP, Certified Public Accountants, have been appointed by the Board of Directors, upon the recommendation of the Audit Committee, as independent auditors for the Company to examine and report on its financial statements for 1999, which appointment will be submitted to the Stockholders for ratification at the Meeting. Representatives of KPMG LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors or its Audit Committee to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                      ALL OTHER MATTERS WHICH MAY PROPERLY
                            COME BEFORE THE MEETING

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

STOCKHOLDER APPROVAL

     Approval of Proposals 1 and 2 require the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Meeting. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file certain reports regarding the ownership of the Company's Common Stock with the Securities and Exchange Commission (the "Commission") and the Nasdaq National Market. These insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its directors and executive officers made all required filings on time.

ABSENCE OF DISSENTERS' OR APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this proxy statement do not entitle a Stockholder to exercise any such dissenters' or appraisal rights.

STOCKHOLDERS' PROPOSALS

     Any proposal by a Stockholder of the Company intended to be presented at the year 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than January 21, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

FORM 10-K ANNUAL REPORT

     UPON WRITTEN REQUEST BY A STOCKHOLDER, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1998 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUD-

ING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. The Form 10-K Annual Report for 1998 provided to Stockholders will not include the documents listed in the exhibit index of the Form 10-K. Upon written request, the Company will furnish to the Stockholder copies of any exhibits for a nominal charge. Requests should be addressed to The Navigators Group, Inc., Attn: Angela Conenna, Investor Relations Department, 123 William Street, New York, New York 10038.

SOLICITATION AND EXPENSES OF SOLICITATION

     Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such solicitation material. The costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that said costs will be nominal.

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                          By Order of the Board of Directors,

                                          Bradley D. Wiley
                                          Secretary

New York, New York
April 30, 1999

                                 EXHIBIT INDEX

                                                                       SEQUENTIALLY
EXHIBIT                                                                  NUMBERED
  NO.                            DESCRIPTION                               PAGE
-------                          -----------                           ------------
  99     Form of Proxy of The Group..................................

                           THE NAVIGATORS GROUP, INC.
                               123 WILLIAM STREET
                            NEW YORK, NEW YORK 10038

           PROXY FOR THE MAY 27, 1999 ANNUAL MEETING OF STOCKHOLDERS

    Terence N. Deeks and Bradley D. Wiley, or any one of them, with power of substitution, are hereby authorized as proxies to represent and to vote the shares of the undersigned at the Annual Meeting of Stockholders of The Navigators Group, Inc. to be held at 11:00 a.m., E.S.T., Thursday, May 27, 1999, at the India House, One Hanover Square, New York, New York 10004, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed below and on the reverse side and in accordance with their judgement on all other matters which may properly come before the Meeting.

     The Board of Directors Recommends a Vote FOR 1.

    1.  Election of Directors         [ ]  For all nominees         [ ]
                                                                        Withhold
                                                                       Authority
                                                                         to
                                              vote for all nominees

    Nominees:  Terence N. Deeks, Robert M. DeMichele, Leandro S. Galban, Jr.,
               Marc M. Tract, William D. Warren, Robert F. Wright and Howard M. Zelikow.

    INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                  PLEASE PRINT THAT NOMINEE'S NAME BELOW:

--------------------------------------------------------------------------------
                             (continues other side)

                          (continued from other side)

     The Board of Directors Recommends a Vote FOR 2.

     2.  Ratification of the Selection of KPMG LLP as     [ ]  For     [
         ]  Against     [ ]  Abstain
       independent certified public accountant.

     IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES AND PROPOSAL 2.

     Please sign this Proxy Form which is SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, and Return it Promptly in the Enclosed Postage Prepaid envelope.

                                      Dated:

                 --------------------------------------------------------------,
                                      1999

                                      ------------------------------------------

                                      ------------------------------------------
                                      Please sign exactly as name appears
                                      hereon.